UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2011 (September 26, 2011)

RED MOUNTAIN RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-164968	27-1739487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 900, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 871-0400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2011, Red Mountain Resources, Inc. (the “Company”) entered into an employment agreement with Tommy W. Folsom pursuant to which Mr. Folsom will serve as the Company’s Executive Vice President and Director of Exploration and Production.  The agreement provides for Mr. Folsom to receive a base salary of $20,000 per month (or $240,000 per year) and expires on December 31, 2016.

Pursuant to the employment agreement, Mr. Folsom is entitled to receive an annual performance bonus based on performance objectives and parameters to be determined by the board.  Mr. Folsom is also entitled to receive an initial stock option grant in an amount to be determined by the board.  Neither the performance objectives and parameters nor the size of the initial stock option grant have been determined yet but both must be so determined pursuant to the agreement by December 31, 2011.  Furthermore, regardless of whether the performance objectives and parameters are achieved, Mr. Folsom is guaranteed to receive an annual performance bonus of not less than $250,000.  Pursuant to the employment agreement, Mr. Folsom is also eligible for annual discretionary bonus awards and equity grants as determined by the Company’s board.  The agreement provides that if Mr. Folsom is terminated by the Company without “Cause” or by Mr. Folsom for “Good Reason” (as each term is defined in the agreement), he will be entitled to receive all accrued payments owed to him under the agreement through the date of termination plus a lump sum payment equal to the lesser of three months of his base salary or the base salary for the remainder of the term.  Under the agreement, Mr. Folsom is prohibited from disclosing confidential information about the Company.

Tommy W. Folsom, 57 years old, is the founder of Enerstar Resources O & G, LLC, an oil company involved in the drilling, re-completion, re-entry and acquisition of properties and leases in the United States, and has served as its President since its formation in 1994.  From 1996 to August 2011, Mr. Folsom served as the Operations Manager of Murchison Oil and Gas, Inc., a privately-held independent oil and gas company engaged in the acquisition, development and production of oil and gas resources in the United States.  In 1990, Mr. Folsom was a partner in the formation of Vision Energy, Inc., an oil and gas company, and served as its Vice President of Operations until 1994.  From 1976 to 1990, Mr. Folsom served as an Area Supervisor for Santa Fe Energy, Inc. in Carlsbad, New Mexico.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K to the extent required.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment agreement, dated September 26, 2011, between Red Mountain Resources, Inc. and Tommy W. Folsom.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2011	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer